EXHIBIT 10.1
Signify Health, Inc.
NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
This Non-Qualified Stock Option Award Agreement (“Agreement”) is entered into by and between Signify Health, Inc. (the “Company”) and the participant whose name appears below (the “Participant”) in order to set forth the terms and conditions of Non-Qualified Stock Options (the “Options”) granted to the Participant under the Signify Health, Inc. 2021 Long-Term Incentive Plan (the “Plan”).
Participant’s Name:

Award Type	“Date of Grant”	Number of Common Shares subject to Options	“Exercise Price”	“Vesting Schedule”
Non-Qualified Stock Options	[●]	[●]	$[●]	[●]
Subject to the attached Terms and Conditions and the terms of the Plan, which are incorporated herein by reference, the Company hereby grants to the Participant, on the Date of Grant, the number of Options, with the Exercise Price and Vesting Schedule, each as set forth above. Capitalized terms used but not otherwise defined herein or in the attached Terms and Conditions shall have the meanings ascribed to such terms in the Plan.
IN WITNESS WHEREOF, the Company has duly executed and delivered this Agreement as of the Date of Grant.

SIGNIFY HEALTH, INC.		PARTICIPANT

By:
	Name: [●]	Name: [●]
Title: [●]

Signify Health, Inc.
SIGNIFY HEALTH, INC. 2021 LONG-TERM INCENTIVE PLAN
Terms and Conditions of Option Grant
1.GRANT OF OPTIONS. The Options have been granted to the Participant as an incentive for the Participant to continue to provide services to the Company and its Affiliates, including the Affiliate employing the Participant (the “Employer”), and to align the Participant’s interests with those of the Company. The Options are not intended to qualify as incentive stock options under Section 422 of the Code. Each Option shall entitle the Participant to purchase from the Company, upon exercise as set forth in Section 4, a number of Common Shares as set forth above at the Exercise Price set forth above.
2.VESTING. The Options shall vest and become exercisable in accordance with the Vesting Schedule, subject to the Participant’s continuous service with the Company and its Affiliates through each applicable vesting date.
(a)All unvested Options shall be immediately forfeited upon the Participant’s Separation from Service for any reason, and all vested but unexercised Options may be exercised by the Participant for a period of 90 days following the date of Separation from Service (or, if earlier, the Expiration Date (as defined below)); provided that in the event of the Participant’s Separation from Service (i) due to death or physical or mental incapacity to perform his or her usual duties, such condition likely to remain continuously and permanently, as determined by the Company, the Participant (or the Participant’s Beneficiary, if applicable) may exercise any vested Options until the first anniversary of the date of Separation from Service (or, if earlier the Expiration Date) or (ii) by the Company or an Affiliate for Cause (as defined below), all vested Options shall be immediately forfeited.
(b)In the event of the Participant’s Separation from Service by the Company or an Affiliate without Cause or by the Participant for Good Reason within 24 months following a Change in Control, the Options shall become fully vested and exercisable.
(c)For purposes of this Agreement:
(i)“Cause” shall have the meaning ascribed to such term in the Participant’s employment agreement or offer letter with the Company or an Affiliate, if any, or, if not so defined or if the Participant is not a party to such employment agreement or offer letter, “Cause” shall mean (i) the Participant’s indictment for, conviction of, or a plea of guilty or nolo contendere to, a (A) felony or (B) any crime of moral turpitude; (ii) the Participant’s embezzlement, breach of fiduciary duty or fraud with regard to the Company or an Affiliate or any of their respective assets or businesses; (iii) the Participant’s continued failure to perform the duties of the Participant’s position, in the reasonable judgment of the Board; (iv) the Participant’s dishonesty, willful misconduct, or illegal conduct relating to the affairs of the Company, an Affiliate or any of their respective customers; (v) the Participant’s breach of a material provision of any contractual obligation to the Company or an Affiliate; or (vi) other conduct by the Participant that may be harmful to the business, interests, or reputation of the Company or an Affiliate, including any material violation of a policy of the Company or an Affiliate. With respect to clauses (iii), (iv), (v), and (vi) above, the Company or the Employer, as applicable, shall provide ten (10) days written notice to the Participant of its intent to terminate for Cause, and during such ten (10) day period the Participant shall have a right to cure (if curable). If not cured within such period (as determined in the reasonable judgment of the Board, the Participant’s Separation from Service will be effective upon the date immediately following the expiration of the ten (10) day notice period. Notwithstanding anything to the contrary contained herein, the Participant’s right to cure as set forth above shall not apply if there are habitual or repeated breaches by the Participant.)
(ii)“Good Reason” shall have the meaning ascribed to such term in the Participant’s employment agreement or offer letter with the Company or an Affiliate, if any, or, if not so defined or if the Participant is not a party to such employment agreement or offer letter, “Good Reason” shall mean (A) a material diminution in the Participant’s duties, authorities, and responsibilities that is inconsistent with the Participant’s position; (B) a material reduction by the Company or an Affiliate in the Participant’s base salary or target bonus opportunity, other than any such reduction that applies generally to similarly situated employees of the Company and its Affiliates; or (C) the relocation of the Participant’s principal place of employment to a location outside a 50 mile radius from its current location; provided that, for the avoidance of doubt, this clause (C) shall not give rise to Good Reason in the event Participant is provided with a remote work arrangement; provided, further that, in each case, (x) the Participant shall provide the Company with written notice specifying the circumstances alleged to constitute Good Reason within 60 days following the first occurrence of such circumstances; (y) the Company shall have 30 days following receipt of such notice to cure such circumstances; and (z) if the Company has not cured such circumstances within such 30-day period, the Participant shall terminate his or her employment or service not later than 30 days after the end of such 30-day period. For the avoidance of doubt, if the Participant does not deliver a written notice to the Company specifying the circumstances alleged to constitute Good Reason within 60 days following the first occurrence of such circumstances, the event will no longer constitute Good Reason.
3.OPTION TERM. The term of the Options shall expire on the tenth anniversary of the Date of Grant (the “Expiration Date”), unless terminated earlier in accordance with this Agreement or the Plan. In no event may any portion of the Options be exercised after the Expiration Date.
4.OPTION EXERCISE. To the extent that the Options have become vested and exercisable in accordance with Section 2, the Options may thereafter be exercised by the Participant,

in whole or in part, at any time or from time to time prior to the Expiration Date. To exercise the Options, the Participant must comply with Section 6 and:
(a)deliver to the Company a written notice specifying the number of Common Shares to be purchased; and
(b)remit the aggregate Exercise Price to the Company in full, payable in the manner determined by the Committee from time to time in its sole discretion, which may include: (A) in cash or by check, bank draft or money order payable to the order of the Company; (B) through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to sell Common Shares obtained upon exercise of the Options and to deliver promptly to the Company an amount of the proceeds of such sale equal to the aggregate Exercise Price; (C) by a “net exercise” under which the Company reduces the number of Common Shares otherwise issuable to the Participant upon such exercise by the number of Common Shares with an aggregate Fair Market Value that equals the aggregate Exercise Price; or (D) any other method acceptable to the Committee.
5.NONTRANSFERABILITY. No portion of the Options may be sold, assigned, transferred, encumbered, hypothecated, or pledged by the Participant, other than to the Company as a result of forfeiture of the Options as provided herein, unless and until payment is made in respect of vested and exercised Options in accordance with the provisions hereof and the Participant has become the holder of record of the vested Common Shares issuable hereunder, unless otherwise provided by the Committee. During the lifetime of the Participant, the Options may be exercised only by the Participant or the Participant’s guardian or legal representative.
6.TAX AND WITHHOLDING. Pursuant to rules and procedures that the Company or the Employer establishes, federal, state, local or foreign income or other tax or other withholding obligations arising upon exercise of the Options may be satisfied, in the Committee’s sole discretion, by having the Company or the Employer withhold Common Shares, by having the Participant tender Common Shares or by having the Company or the Employer withhold cash if the Company provides for a cash withholding option, in each case in an amount sufficient to satisfy the tax or other withholding obligations. Common Shares withheld or tendered will be valued using the Fair Market Value of the Common Shares on the date the Options are exercised. Any withholding or tendering of Common Shares shall comply with the requirements of Financial Accounting Standards Board, Accounting Standards Codification, Topic 718, and any withholding satisfied through a net-settlement of the Options shall be limited to the maximum statutory withholding requirements. The Participant acknowledges that, if he or she is subject to taxes in more than one jurisdiction, the Company or the Employer may be required to withhold or account for taxes in more than one jurisdiction.
7.RIGHTS AS STOCKHOLDER. The Participant will not have any rights as a stockholder in the Common Shares corresponding to the Options prior to exercise of the Options.

8.SECURITIES LAW COMPLIANCE. The Company may, if it determines it is appropriate, affix any legend to the stock certificates representing Common Shares issued upon exercise of the Options and any stock certificates that may subsequently be issued in substitution for the original certificates. The Company may advise the transfer agent to place a stop order against such Common Shares if it determines that such an order is necessary or advisable.
9.COMPLIANCE WITH LAW. Any sale, assignment, transfer, pledge, mortgage, encumbrance or other disposition of Common Shares issued upon exercise of the Options (whether directly or indirectly, whether or not for value and whether or not voluntary) must be made in compliance with any applicable constitution, rule, regulation or policy of any of the exchanges, associations or other institutions with which the Company has membership or other privileges, and any applicable law, or applicable rule or regulation of any governmental agency, self-regulatory organization or state or federal regulatory body.
10.RESTRICTIVE COVENANTS. The Participant hereby acknowledges and agrees that they will be subject to the restrictive covenants set forth in Schedule I which are incorporated herein by reference as if such provisions were set forth herein in full.
11.MISCELLANEOUS.
(a)No Right To Continued Employment or Service. This Agreement shall not confer upon the Participant any right to continue in the employ or service of the Company or an Affiliate, including the Employer, or to be entitled to any remuneration or benefits not set forth in this Agreement or the Plan nor interfere with or limit the right of the Company or an Affiliate, including the Employer, to modify the terms of or terminate the Participant’s employment or service at any time.
(b)No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan or acquisition or sale of the underlying Common Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan or the Options.
(c)Cancellation/Clawback. The Participant hereby acknowledges and agrees that the Participant and the Options are subject to the terms and conditions of Section 20(o) of the Plan (regarding reduction, cancellation, forfeiture or recoupment of Awards upon the occurrence of certain specified events).
(d)Plan to Govern. This Agreement and the rights of the Participant hereunder are subject to all of the terms and conditions of the Plan as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for the administration of the Plan.

(e)Amendment. Subject to the restrictions set forth in the Plan, the Company may from time to time suspend, modify or amend this Agreement or the Plan. Subject to the Company’s rights pursuant to Sections 5(b), 13 and 22 of the Plan, no amendment of the Plan or this Agreement may, without the consent of the Participant, adversely affect the rights of the Participant in a material manner with respect to the Options granted pursuant to this Agreement.
(f)Severability. In the event that any provision of this Agreement shall he held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.
(g)Entire Agreement. This Agreement and the Plan contain all of the understandings between the Company and the Participant concerning the Options granted hereunder and supersede all prior agreements and understandings.
(h)Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the Participant’s death, acquire any rights hereunder in accordance with this Agreement or the Plan.
(i)Governing Law. To the extent not preempted by federal law, this Agreement (including Schedule I) shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to any conflicts or choice of law, rule or principle that might otherwise refer the interpretation of the award to the substantive law of another jurisdiction.
(j)Compliance with Section 409A of the Internal Revenue Code. The Options are intended to comply with Section 409A of the Code (“Section 409A”) to the extent subject thereto, and shall be interpreted in accordance with Section 409A and treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Date of Grant. The Company reserves the right to modify the terms of this Agreement, including, without limitation, the payment provisions applicable to the Options, to the extent necessary or advisable to comply with Section 409A and reserves the right to make any changes to the Options so that the Options do not become deferred compensation under Section 409A.
Notwithstanding any provision of the Plan or this Agreement to the contrary, in no event shall the Company or an Affiliate, including the Employer, be liable to the Participant on account of failure of the Options to (i) qualify for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment under U.S. or foreign law, including, without limitation, under Section 409A.

EXHIBIT 10.1
Schedule I
1.Mutual Agreement. The Participant acknowledges the importance to the Company and its Affiliates of protecting their Confidential Information (as defined below) and other legitimate business interests, including the valuable trade secrets and good will that they have developed or acquired. In consideration of the Participant’s continued employment with the Company or any of its Affiliates, including the Employer, the Award and other good and valuable consideration, the receipt and sufficiency of which the Participant hereby acknowledges, the Participant agrees that the following restrictions on the Participant’s activities during and after employment are reasonable and necessary to protect the legitimate interests of the Company and its Affiliates.
2.Confidentiality.
(a)The Participant agrees that all Confidential Information (as defined below) which the Participant has created or will create or to which the Participant has access as a result of the Participant’s employment and other associations with the Company or any of its Affiliates is and will remain the sole and exclusive property of the Company and its Affiliates. The Participant agrees that, except as required for the proper performance of the Participant's regular duties for the Company and its Affiliates, as expressly authorized in writing in advance by a duly authorized officer of the Company, or as required by applicable law, the Participant will never, directly or indirectly, use or disclose any Confidential Information. The Participant understands and agrees that this restriction will continue to apply after the Participant’s Separation from Service for any reason. For the avoidance of doubt, nothing in this Schedule I limits, restricts or in any other way affects the Participant’s communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to the governmental agency or entity. The Participant will not be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (b) in a complaint or other document filed under seal in a lawsuit or other proceeding. Notwithstanding this immunity from liability, the Participant may be held liable if the Participant unlawfully access trade secrets by unauthorized means.
(b)The Participant agrees that all documents, records and files, in any media of whatever kind and description, relating to the business, present or otherwise, of the Company or any of its Affiliates, and any copies, in whole or in part, thereof (the “Documents”), whether or not prepared by the Participant, will be the sole and exclusive property of the Company and its Affiliates. The Participant agrees to safeguard all Documents and to surrender to the Company or its relevant Affiliate (or destroy, at the Company’s direction), at the time of the Participant’s Separation from Service or at such earlier time or times as an authorized officer of the Company may specify, all Documents then in the Participant’s possession or control. The Participant also agrees to disclose to the Company, at the time of the

Participant’s Separation from Service or at such earlier time or times as an authorized officer of the Company may specify, all passwords necessary or desirable to obtain access to, or that would assist in obtaining access to, any information which the Participant has password-protected on any computer equipment, network or system of the Company or any of its Affiliates.
3.Assignment of Intellectual Property Rights. The Participant agrees to promptly and fully disclose all Intellectual Property (as defined below) to the Company. The Participant hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) the Participant’s full right, title and interest in and to all Intellectual Property. The Participant agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company (or as otherwise directed by the Company) and to permit the Company to enforce any patents, copyrights, trademarks, designs or other proprietary rights to the Intellectual Property. The Participant will not charge the Company for time spent in complying with these obligations (a) as long as the Participant is employed by the Company or any of its Affiliates, and (b) following the Participant’s Separation from Service, provided such post-termination compliance does not require a significant amount of the Participant’s time. All copyrightable works that the Participant creates during employment with the Company will be considered "work made for hire" and will, upon creation, be owned exclusively by the Company.
4.Restricted Activities.
(a)While the Participant is employed by the Company or any of its Affiliates and during the twelve (12) month period immediately following the date of the Participant’s Separation from Service (the employment and post-employment periods, in the aggregate, the “Restricted Period”), the Participant agrees to not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, in any capacity similar or related to the capacity in which the Participant has been employed by the Company or any of its Affiliates, compete with the Company or any of its Affiliates (A) in any geographic area in which the Company or any of its Affiliates does business during the Participant’s employment or (B) within twenty five (25) miles of any location where the Company or any of its Affiliates has one or more clients or customers during the Participant’s employment or, with respect to the portion of the Restricted Period that follows the Participant’s Separation from Service, at the time of such termination (the “Restricted Area”). Specifically, but without limiting the foregoing, the Participant agrees not to work or provide services, in any capacity similar or related to the capacity in which the Participant has been employed by the Company or any of its Affiliates, anywhere in the Restricted Area, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person that is engaged, in whole or in part, in the Business (as defined below) including, but not limited to, Matrix Medical Network, naviHealth, Archway Health, Change Healthcare, Aver, Employers
    2

Direct Healthcare, Carrum, Pacific Business Group on Health, Cedargate, Optum, PatientPing, UniteUs, Trizetto, Bridge Health and SurgeryPlus.
(b)During the Restricted Period, the Participant agrees to not, directly or indirectly, (a) solicit or encourage any customer, vendor, supplier or other business partner of the Company or any of its Affiliates to terminate or diminish its relationship with any of them; or (b) seek to persuade any such customer, vendor, supplier or other business partner, or any prospective customer, vendor, supplier or other business partner of the Company or any of its Affiliates, to conduct with anyone else any business or activity which such customer, vendor, supplier or other business partner conducts, or such prospective customer, vendor, supplier or other business partner could conduct, with the Company or any of its Affiliates; provided, however, that these restrictions will apply (y) only with respect to those Persons who are or have been a business partner of the Company or any of its Affiliates at any time within the twelve (12)-month period immediately preceding the activity restricted by this Section 4(b) or whose business has been solicited on behalf of the Company or any of the Affiliates by any of their officers, employees or agents within such twelve (12)-month period, other than by form letter, blanket mailing or published advertisement, and (z) only if the Participant has performed work for such Person during the Participant’s employment or otherwise had material contact with such Person during the Participant’s employment or other associations with the Company or any of its Affiliates, or has had access to Confidential Information which would assist in the Participant's solicitation of such Person.
(c)During the Restricted Period, the Participant agrees to not, and to not assist any other Person to, directly or indirectly, (a) hire or engage, or solicit for hiring or engagement, any employee of the Company or any of its Affiliates or seek to persuade any such employee to discontinue employment or (b) solicit or encourage any independent contractor providing services to the Company or any of its Affiliates to terminate or diminish its relationship with any of them. For purposes of this Agreement, an “employee” or an “independent contractor” of the Company or any of its Affiliates is any Person who was such at any time within the twelve (12)-month period immediately preceding the activity restricted by this Section 4(c).
5.Nondisparagement. Subject to the third to last sentence of Section 2(a) of this Schedule I, in order to protect the goodwill of the Company and any of its Affiliates, to the fullest extent permitted by law, both during and after the Restricted Period, the Participant will not publicly criticize, denigrate, or otherwise disparage any of the Company, its Affiliates, and each such entity’s employees, officers, directors, consultants, other service providers, products, processes, policies, practices, standards of business conduct, or areas or techniques of research, manufacturing, or marketing. The Board agrees not to (and shall instruct the Company’s executive officers not to), publicly criticize, denigrate, or otherwise disparage the Participant in any manner that is likely to be harmful to the Participant’s business reputation. Nothing in this Section 5 shall prevent the Participant,
    3

the Company or any member of the Board from cooperating in any governmental proceeding or from providing truthful testimony pursuant to a legally-issued subpoena.
6.Enforcement of Covenants. The Participant gives the Company assurance that the Participant has carefully read and considered all of the restraints hereunder, has not relied on any agreements or representations, express or implied, that are not set forth expressly in this Agreement, and has, by signing this Agreement, agreed to the terms and conditions of this Schedule I knowingly and voluntarily. The Participant agrees that these restraints are necessary for the reasonable and proper protection of the Company and its Affiliates, and are reasonable in respect to subject matter, length of time and geographic area. The Participant further agrees that, were the Participant to breach any of the covenants contained herein, the damage to the Company and its Affiliates would be irreparable. The Participant therefore agrees that the Company, in addition to any other remedies available to it, will be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Participant of any such covenants, without having to post bond. So that the Company may enjoy the full benefit of the covenants contained in Section 4 above, the Participant agrees that the Restricted Period will be tolled, and will not run, during the period of any breach by the Participant of such covenants. In the event that any provision of this Schedule I is determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, that provision will be deemed to be modified to permit its enforcement to the maximum extent permitted by law. The Participant agrees that each of the Company’s Affiliates will have the right to enforce the Participant’s obligations to that Affiliate under this Schedule I. No claimed breach of this Schedule I or other violation of law attributed to the Company or any of its Affiliates, or change in the nature or scope of the Participant’s employment or other relationship with the Company or any of its Affiliates, will operate to excuse the Participant from the performance of the Participant’s obligations under this Schedule I.
7.Definitions. For purposes of this Schedule I, the following definitions apply:
(a)“Business” means any business that (i) designs, implements and/or administers bundled payment programs for episodes of healthcare; (ii) offers software specifically supporting bundled payment programs, ACOs and/or other forms of capitated payment for healthcare; (iii) provides home health assessments or care management services to patients in the home; (iv) provides complex care management services in skilled nursing facilities or other post-acute facilities; or (v) any other business in which the Company or any of its Affiliates is engaged in during the Participant's employment, or, with respect to the portion of the Restricted Period that follows the Participant’s Separation from Service, at the time of such termination.
(b)“Confidential Information” means any and all information of the Company and its Affiliates that is not generally available to the public. Confidential Information also includes any information received by the Company or any of its Affiliates from any Person with any understanding, express or implied, that it will not be disclosed. Confidential Information does not include (i) information that enters
    4

the public domain, other than through the Participant’s breach of the Participant’s obligations hereunder or (ii) information that the Participant receives on a non-confidential basis from a third-party source outside the Company or any of its Affiliates, provided that such source is not prohibited from disclosing such information pursuant to any legal, fiduciary or contractual obligation or otherwise.
(c)“Intellectual Property” means inventions, discoveries, developments, methods, processes, product formulations, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by the Participant (whether alone or with others, whether or not during normal business hours or on or off Company premises) during the Participant’s employment that relate, or otherwise could be used with respect, either to the business of the Company or any of its Affiliates or to any actively planned activity of the Company or any of its Affiliates or that result from any work performed by the Participant for the Company or any of its Affiliates or that make use of Confidential Information or any of the equipment or facilities of the Company or any of its Affiliates.
8.Entire Agreement; Severability; Modification. This Schedule I sets forth the entire agreement between the Participant and the Company, and supersedes all prior and contemporaneous communications, agreements and understandings, written or oral, with respect to the subject matter hereof; provided, however, that this Agreement shall not supersede any effective assignment of any invention or other intellectual property to the Company or any of its Affiliates and shall not constitute a waiver by the Company or any of its Affiliates of any right that any of them now has or may now have under any agreement imposing obligations on the Participant with respect to confidentiality, noncompetition, non-solicitation of employees, independent contractors or like obligations. The provisions of this Schedule I are severable. This Schedule I may not be modified or amended, and no breach will be deemed to be waived, unless agreed to in writing by the Participant and an expressly authorized officer of the Company. Provisions of this Schedule I will survive any termination if so provided in this Schedule I or if necessary or desirable to accomplish the purpose of other surviving provisions.
9.Assignment. The Company may assign its rights and obligations under this Schedule I without the Participant’s consent to any of its Affiliates or to any Person with whom the Company will hereafter effect a reorganization, consolidate or merge, or to whom the Company will hereafter transfer all or substantially all of its properties or assets. This Schedule I will inure to the benefit of and be binding upon the Participant and the Company, and each of their respective successors, executors, administrators, heirs and permitted assigns.

    5